UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2018 (December 19, 2018)

Hash Labs Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	033-25126 D	85-0368333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 SW 7th Street Miami, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 879-8896

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2018, Hash Labs Inc. (the “Company”) entered into a software license agreement (the “Agreement”) with Swirlds, Inc. (“Swirlds”). Pursuant to the Agreement, the Company has licensed from Swirlds its Hashgraph technology in order to implement the technology into the Company’s Coro payment platform. In connection with the Agreement, the Company and Swirlds executed an order form (the “Order Form”), whereby the Company will license 15 nodes from Swirlds, at a license fee of $15,000 per node, for a term of one (1) year, totaling $225,000. Pursuant to the Order Form, the license of the nodes will automatically renew for additional one (1) year terms unless and until either party terminates the Agreement or provides notice of non-renewal of the license then in effect. Should the license for any of the foregoing 15 nodes renew for any additional year, the license fee per node will drop to $3,000 per node per year.

Additionally, pursuant to the Order Form, the Company will pay Swirlds quarterly fees based on the aggregate value of all transaction fees the Company collects in that quarter from customers whose transactions were processed on the Coro Payment Platform using Swirld’s Hashgraph algorithm. The Company will also pay quarterly network transaction fees on all transactions (other than transactions for fiat), that are conducted by a Coro Network user. If such quarterly network transaction fees equal less than $5,000, the Company will pay Swirlds $5,000 for that quarter.

The foregoing description of the Agreement and Order Form are qualified in their entirety by the full text of such documents, which are incorporated herein by reference and filed as exhibit 10.1 and 10.2 respectively hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Software License Agreement between the Company and Swirlds, Inc.
10.2	Software Order Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HASH LABS INC.

Date: December 21, 2018	By:	/s/ J. Mark Goode
Name: J. Mark Goode
Title: Chief Executive Officer

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